SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 21, 1997





                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)


 Texas                                0-8493              74-1051605
 (State or other jurisdiction (Commission File Number) (I.R.S. Employer
      of incorporation)                                Identification No.)


2707 North Loop West
Houston, Texas                                               77008
(Address of principal executive offices)                   (Zip code)


       Registrant's telephone number, including area code: (713) 868-7700

Item 5.  Other Events.

     On September 21, 1997, Stewart & Stevenson Services, Inc. (the "Company") and General Electric Company ("GE") entered into a Transaction Agreement pursuant to which GE agreed to purchase the Company's gas turbine division for approximately $600 million in cash, subject to regulatory approval and the satisfaction of certain closing conditions. The business to be purchased includes the packaging of gas turbine driven equipment, after-market parts and service for turbine driven equipment and the operation and maintenance of power plants and petroleum production and processing facilities.

Item 7.  Exhibits.

(c) Exhibits.

2.1 Transaction Agreement dated September 21, 1997 between General Electric Company and Stewart & Stevenson Services, Inc.

         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           STEWART & STEVENSON SERVICES, INC.

                                               /s/ Robert L. Hargrave
Date:  October 3, 1997                   By:_______________________________
                                           Name:  Robert L. Hargrave
                                           Title: Chief Executive Officer,
                                                  Chief Financial Officer and
                                                  Treasurer


                                  EXHIBIT INDEX

2.1 Transaction Agreement dated September 21, 1997 between General Electric Company and Stewart & Stevenson Services, Inc.